UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2025

ANTERO MIDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38075	61-1748605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 Per Share	AM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 4, 2025, at the annual meeting of stockholders (the “Annual Meeting”) of Antero Midstream Corporation (the “Company”), the Company’s stockholders were requested to (i) elect three Class III members of the Board to serve until the Company’s 2028 annual meeting of stockholders; (ii) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025; and (iii) approve, on an advisory basis, the compensation of the Company’s named executive officers. Each of these items is more fully described in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on April 24, 2025.

The results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 – Election of Class III Directors: Votes regarding the persons elected as Class III directors were as follows:

Nominee	For	Withheld	Broker Non-Votes
Paul M. Rady	385,177,186	16,887,430	38,873,289
Nancy E. Chisholm	329,328,709	72,735,907	38,873,289
David H. Keyte	322,576,684	79,487,932	38,873,289

Proposal No. 2 — Ratification of the Appointment of KPMG LLP: The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
439,516,622	1,151,037	270,246	0

Proposal No. 3 — Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers: The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
357,723,825	43,534,941	805,850	38,873,289

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM CORPORATION

By:	/s/ Brendan E. Krueger
Brendan E. Krueger
Chief Financial Officer, Vice President – Finance and Treasurer

Dated: June 5, 2025